Exhibit (21)

FLORIDA ROCK INDUSTRIES, INC.
SUBSIDIARIES OF THE REGISTRANT

The following are subsidiaries of the Company, all of which are included in the consolidated financial statements and wholly owned unless otherwise noted.

                                                  State of
                                               Incorporation

Virginia Concrete Company Incorporated           Virginia
Maryland Rock Industries, Inc.                   Maryland
D C Materials, Inc.                              DC
Mule Pen Quarry Corp.                            Delaware
Administration & Accounting Co.                  Virginia
Concrete Engineering Inc.                        Virginia
Florida Cement, Inc.                             Florida
Flacem, LLC.                                     Florida
FRI Ready Mix of Tennessee, LLC                  Florida
The Arundel Corporation                          Maryland
ARL Development Corp.                            Maryland
ARL Services Inc.                                Maryland
Arundel Risk Managers, Inc.                      Maryland
Arundel Sand & Gravel Company                    Delaware
BWIP, Inc.                                       Maryland
Maryland Stone, Inc.                             Maryland
LanDel/Arundel, Inc.                             Maryland
Patapsco Properties, Inc.                        Maryland
S&G Concrete Co.                                 North Carolina
S&G Prestress Company                            North Carolina
Scenic Hills, Inc.                               New York
TBS Enterprises, Inc.                            New York
TCS Materials, Inc.                              Virginia
Tidewater Quarries, Inc.                         Virginia
Salisbury Towing Corporation                     Maryland
Harper Bros. Inc.                                Florida
Producers Software, LLC                          Florida
Columbus Quarry LLC (a)                          Georgia
Hughs Property, Inc.                             Florida
Chesapeake Marine                                Maryland
American Materials Technologies LLC              Tennessee
Atlantic Coast Materials, LLC (b)                Florida
FRI New Brunswick, LTD                           New Brunswick, Canada
Jamer Materials, LTD (b)                         New Brunswick, Canada
Charlotte County Ports, LTD (b)                  New Brunswick, Canada
Rockland LLC                                     Florida
FRK Brooksville, LLC                             Florida
FRK Newberry, LLC                                Florida
FRK Flight, LLC                                  Florida
FRK Putnam, LLC                                  Florida
(a)	51% owned, included in the Consolidated Financial
	Statements
(b)	50% owned, excluded from the Consolidated Financial
Statements